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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and (333-12789); on Form S-3 (333-10383), (333-14025)
and (333-19447); and on Form S-4 (333-13133) of U.S. Office Products Company of our report dated 20 January 1997, relating to the financial statements of Whitcoulls Group Limited included in this Current Report on Form 8-K.

DELOITTE TOUCHE TOHMATSU
28 January 1997
Auckland, New Zealand